EXHIBIT 10.1

                                FARMOUT AGREEMENT


         WHEREAS: Bedrock Energy, Inc. wishes to enter into a FARMOUT agreement for certain leases with Sun River Energy, Inc. ("Farmor") dated November 10, 2007.

         NOW THEREFORE:

         The purposes of this letter agreement is to consolidate and merge in writing all of the terms and conditions of prior agreements reached between Sun River Energy, Inc. as "Farmor" and Bedrock Energy, Inc. hereinafter referred to as "Farmee," whereby Farmee will commit and be obligated to drill one well to earn interests in the leases described on Exhibit A, according to the terms and conditions as outlined below:

         For and in consideration of mutual benefits, detriments, and promises, the adequacy of which is hereby acknowledged, Farmor hereby grant Farmee the right to explore the subject leases under the terms hereof as follows:

1.       DEFINITIONS

         (A) "Contract Depth" means a depth sufficient to penetrate into the Sussex formations or to a final depth of 4,000 feet subsurface, whichever depth first occurs.

         (B)      "Effective Date" will mean November 10, 2007.

         (C) "Farmout Lands" means the Farmor leaseholding net interest in and to the mineral leases set forth in Exhibit A attached hereto and made a part hereof.

2.       EXHIBITS

         The following Schedules and Exhibits are attached hereto and made part of this Agreement:

         (A) Exhibit A is a map which provides a general description of the Farmout Lands known also as the "subject leases," also described as Lease No. 06-00256, Wyoming State, Section 36, T41N, R81W.

         (B) The AAPL Joint Operating Agreement will be executed between the Farmor and Farmee, which agreement governs operations on the subject leases and the various amendments thereto, all of which are incorporated herein by reference




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3.       CONSIDERATION AND COMMITMENT

         (A) Farmee hereby commits to drill one obligation well to contract depth; and

         (B) Farmor and Farmee agree to all other terms and conditions of this Agreement.

4.       OBLIGATION WELL

         (A) Farmee shall be the operator of all Exploration Wells and development wells;

         (B) Farmee on or before November 1, 2008, or as soon thereafter as field, weather, and regulations permit, shall commence to drill the initial Test Well at a location prescribed by Farmee on the Farmout Lands to the test depth, and Farmee shall continuously drill and test any and all zones which by engineering, log, and/or geological analysis suggest the presence of hydrocarbons and shall complete the well and fully equip with all necessary facilities and secure and acquire all necessary regulatory permits for production and water disposal required to test and produce any economic hydrocarbons from such test well and, if non-producible, shall abandon the well all at the sole cost, risk, and expense of Farmee in accordance with the provisions of the Joint Operating Agreement attached hereto as Exhibit B; and

5.       INTEREST EARNED

         (A) Farmor represent to Farmees that Farmor own an 80%% NRI in the subject leases.

         (B) Provided Farmee is not in default hereunder, Farmee shall earn in the Farmout Lands an undivided 100% of the Farmor's working interest in, to, and of the hydrocarbons, subject to a non-convertible Overriding Royalty (ORR) reserved to the Farmor of 2%, such ORR to be free and clear of any and all exploration, development, drilling, completion, production, processing, water disposal, and gas gathering costs.

6.       RENTALS

         Farmee shall be responsible for payment of 100% of the leaseholding rentals for the Farmin Lands from the date of execution of this Agreement, provided that the Farmee shall not pay rentals on any leaseholds Farmee holds by production.


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7.       ADDITIONAL PROVISIONS

         (A) Backin for Farmor: Farmor, shall receive, after payout of all costs of drilling, completion pipeline, production facilities, and fees, a backin interest of twenty five percent of the working interest in the wells drilled on the subject leases, on a well by well basis.

         (B) Farmee shall be responsible for providing all accounting records to Farmor to support a determination by a qualified account of all costs of exploration, drilling, completion, pipeline, production facilities, and fees.

         (C) Prior to the spudding of the Initial Well, Parties shall enter into a mutually acceptable AAPL 610-1989 Operating Agreement covering the subject leases. Said Operating Agreement shall declare Farmee as Operator and shall include, but not be limited to, among others, the following provisions:
                  (i) Preferential Right to Purchase will be deleted in its entirety; and
                  (ii)     Non-consent penalties will be 300% / 300%.

         (D)      Force Majeure provisions,  Federal Lease Stipulations, and rig
                  availability   shall   apply  to  all   drilling   commitments
                  hereunder.

         (E) Geological information and well data from any Test Well drilled hereunder shall be provided to Farmor by Farmee in confidence as trade secrets, not to be published.

         (F) Farmee may assign all of the rights and obligations created under this Agreement, subject to Farmor's written permission, which permission shall not be unreasonably withheld.

         (G)      Farmor  and  Farmees  shall  enter  into an  "Area  of  Mutual
                  Interest" Agreement for a radius of three miles around the subject leases on or before the drilling of the initial test well.

         (H) Farmor will provide an Abstract and Mineral Title Lawyer's Opinion within thirty days hereafter on the subject leases. Farmee shall pay any costs thereof. If any title defects are noted, Farmor agree to take whatever action is appropriate to correct the defects, promptly, to allow drilling to commence.

8.       ADDRESS FOR SERVICE

         The address for each of the Parties for service of notices shall be as follows:

FARMOR:                                           FARMEE:
Sun River Energy, Inc.                            Bedrock Energy, Inc.
10200 West 44th Ave., Suite 210E                  6795 E. Tennessee Avenue
Wheat Ridge, CO 80033                             Denver, CO 80224

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9.       EXECUTION

         Execution of the signature page to this Agreement by your company will constitute an Agreement between our companies.

If this reflects your understanding of the terms and conditions agreed upon respecting this Agreement, please execute and return one signature page to my attention.

10.      ENTIRE AGREEMENT INCORPORATION

         This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein contain every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations, agreements and understandings, both written and oral, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein. All schedules, exhibits and other documents and agreements executed and delivered pursuant hereto are incorporated herein as if set forth in their entirety herein.

11.      BINDING EFFECT

         This  Agreement  shall be binding  upon and inure to the benefit of the
         parties  hereto  and  their  respective  successors,   heirs,  personal
         representatives, legal representatives, and permitted assigns.

12.      ASSIGNMENT

         This Agreement may not be assigned by any party without the written prior consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

13.      WAIVER AND AMENDMENT

         Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties thereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the party against whom such waiver, extension or amendment is sought to be charged. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of

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         such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party thereof to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

14.      NO THIRD PARTY BENEFICIARY

         Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement, except as otherwise provided herein.

15.      SEVERABILITY

         In the event that any one or more of the provisions contained in this Agreement, or the application thereof, shall be declared invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such invalid, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, void or unenforceable provision.

16.      EXPENSES

         Except as otherwise provided herein, each party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

17.      HEADINGS

         The section and other  headings  contained  in this  Agreement  are for
         reference   purposes   only  and  shall  not  affect  the   meaning  or
         interpretation of any provisions of this Agreement.

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18.      OTHER REMEDIES: INJUNCTIVE RELIEF

         Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of the parties hereunder, the prevailing party in any such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

19.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed valid and binding.

20.      GOVERNING LAW

         This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Colorado, without reference to the choice of law principles thereof.

21.      JURISDICTION AND VENUE

         This Agreement shall be subject to the exclusive jurisdiction of the courts of Jefferson County, Colorado. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach by virtue of a failure to perform an act required to be performed and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Colorado for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in Jefferson County, Colorado, and further irrevocably waive any claim that any suit, action or proceeding brought in Jefferson County, Colorado has been brought in an inconvenient forum.


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22.      PARTICIPATION OF PARTIES

         The parties hereby agree that they have had the opportunity to be represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

23.      FURTHER ASSURANCES

         The parties hereto shall deliver any and all other instruments or documents reasonably required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, without limitation, all necessary assignments, division orders, and such other instruments of transfer as may be necessary or desirable to effectuate this Agreement.

SUN RIVER ENERGY, INC.                            BEDROCK ENERGY, INC.



By:                                               By:
---------------------------------                 ---------------------------
President                                         President

STATE OF COLORADO       )
                        ) ss.
COUNTY OF JEFFERSON     )

         On this _________ day of __________, before me, the undersigned, a Notary Public in and for said State, personally appeared Wesley F. Whiting, President of Sun River Energy, Inc., known to be the person whose name is subscribed to this within instrument, and who upon oath swore that the statements therein contained are true and correct.

WITNESS my hand and official seal.
My Commission expires: __________

                                                    ----------------------------
                                                    Notary Public


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


STATE OF________________    )
                            ) ss.
COUNTY OF_______________    )

On this _______day of_________________, 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared _______________________, President of______ _________________ known to me to be the person whose name is subscribed to this within instrument, and who upon oath swore that the statements therein contained are true and correct.

WITNESS my hand and official seal.
My Commission expires: __________


                                                     ---------------------------
                                                     Notary Public






























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